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                                                                   EXHIBIT 10.19


                       EMPLOYMENT AND SEVERANCE AGREEMENT


         This Employment and Severance Agreement (the "Agreement") entered into this 5th day of September, 1993, by and between AGCO CORPORATION, a Delaware corporation (the "Company"), and Edward R. Swingle (the "Executive"),

                                   witnesseth:

         In consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

         1.       EMPLOYMENT.

                  (a) The Company hereby employs the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  (b) The employment term shall commence on September 5, 1993, and shall be for a term of three (3) years, unless extended in writing by both parties at least 180 days prior to the expiration of such term or unless otherwise terminated earlier in accordance with Section 6 or any other provision of this Agreement. If the employment term is not extended pursuant to a mutually acceptable written agreement at least 180 days prior to the expiration of such employment term, then at such expiration the Company shall be obligated to continue to pay to the Executive his Base Salary (as defined in section 3(a) herein) then in effect, and will continue the Executive's group health and life insurance, for a period of six (6) months following such expiration.

          2.      POSITION AND DUTIES.

                  The Executive shall serve as Vice President, Marketing, of the Company and shall perform such duties and responsibilities as may from time to time be prescribed by the Company's board of directors (the "Board"), provided that such duties and responsibilities are



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consistent with the Executive's position. The Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its affiliates.

          3.       COMPENSATION.

                  (a) BASE SALARY. The Company shall pay to the Executive an annual base salary ("Base Salary") of One Hundred Sixty Thousand Dollars ($160,000), payable in equal semimonthly installments throughout the term of such employment subject to Sections 5 and 6 hereof and subject to applicable, tax and payroll deductions. The Company shall consider increases in the Executive's Base Salary annually, and any such increase in salary implemented by the Company shall become the Executive's Base Salary for purposes of this Agreement.

                  (b) INCENTIVE COMPENSATION. Provided Executive has duly performed his obligations pursuant to this Agreement, the Executive shall be entitled to participate in or receive benefits under any Management Incentive Compensation Plan implemented by the Company.

                  (c) OTHER BENEFITS. During the term of this Agreement, the Executive shall be entitled to participate in the Stock Option Plan implemented by the Company and any employee benefit plans and arrangements which are available to senior executive officers of the Company, including, without limitation, group health and life insurance, pension and savings and the Senior Management Employment Policy.

                  (d) FRINGE BENEFITS. The Company shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Company of such written evidence of such expense as the Company may require. Throughout the term of this Agreement, the Company will provide Executive with the use of a vehicle for purposes within the scope of his employment and shall pay all expenses for fuel, maintenance and insurance in connection with such use of the automobile. The Company further agrees that Executive shall be entitled to four (4) weeks of vacation in any year of the term of employment hereunder. Nothing paid to the Executive under any such



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Company plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder.

          4.      NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION
                  ----------------------------------------------------
                  COVENANTS.
                  ----------
                  (a) ACKNOWLEDGEMENTS. The Executive acknowledges that as Vice
                      -----------------
President, Marketing of the Company (i) he frequently will be exposed to certain "Trade Secrets" and "Confidential Information" of the Company (as those terms are defined in Subsection 4(b)), (ii) his responsibilities on behalf of the Company will extend to all geographical areas where the Company is doing business, and (iii) any competitive activity on his part during the term of his employment and for a reasonable period thereafter would necessarily involve his use of the Company's Trade Secrets and Confidential Information and, therefore, would unfairly threaten the Company's legitimate business interests, including its substantial investment in the proprietary aspects of its business and the goodwill associated with its customer base. Moreover, the Executive acknowledges that, in the event of the termination of his employment with the Company, he would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of this
Section 4. Therefore, the Executive acknowledges and agrees that it is reasonable for the Company to require him to abide by the covenants set forth in this Section 4. The parties acknowledge and agree that if the nature of the Executive's responsibilities for or on behalf of the Company and the geographical areas in which the Executive must fulfill them materially change, the parties will execute appropriate amendments to the scope of the covenants in this Section 4.

                  (b) DEFINITIONS. For purposes of this Section 4, the following
                      ------------
terms shall have the following meanings:

                           (i) "COMPETITIVE POSITION" shall mean (i) the
                               ----------------------
         Executive's direct or indirect equity ownership (excluding equity ownership of less than one percent (1%) or control of all or any portion of a Competitor, or (ii) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any Competitor whereby the Executive is required to perform



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         executive level services substantially similar to those that he will perform for the Company as its Vice President, Marketing.

                           (ii) "COMPETITOR" of the Company shall refer to any
                                ------------
         person or entity engaged, wholly or partly, in the business of manufacturing and distributing farm equipment machinery and replacement parts.

                           (iii) "CONFIDENTIAL INFORMATION" shall mean the
                                 --------------------------
         proprietary and confidential data or information of the Company, other than "Trade Secrets" (as defined below), which is of tangible or intangible value to the Company and is not public information or is not generally known or available to the Company's competitors.

                           (iv) "TRADE SECRETS" shall mean information of the
                                ---------------
         Company, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers or suppliers, which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                           (v) "WORK PRODUCT" shall mean all work product,
                               --------------
         property, data, documentation, "know-how", concepts or plans, inventions, improvements, techniques, processes or information of any kind, relating to the Company and its business prepared, conceived, discovered, developed or created by the Executive for the Company or any of the Company's customers.

                  (c) NONDISCLOSURE; OWNERSHIP OF PROPRIETARY PROPERTY.
                      -------------------------------------------------
                           (i) The Executive hereby covenants and agrees that:
         (i) with regard to information constituting a Trade Secret, at all times during the Executive's employment



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         with the Company and all times thereafter during which such information continues to constitute a Trade Secret; and (ii) with regard to any Confidential Information, at all times during the Executive's employment with the Company and for three (3) years after the termination of the Executive's employment with the Company, the Executive shall regard and treat all information constituting a Trade Secret or Confidential Information as strictly confidential and wholly owned by the Company and will not, for any reason in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any such information to any party for any purpose other than strictly in accordance with the express terms of this Agreement and other than as may be required by law.

                           (ii) To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A ss. 101 et seq as amended) and owned exclusively by the Company. The Executive hereby unconditionally and irrevocably transfers and assigns to the Company all rights, title and interest the Executive may currently have or in the future may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. The Executive agrees to execute and deliver to the Company any transfers assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in the Company.

                           (iii) The Executive shall immediately notify the Company of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by the Executive or any other person of which the Executive becomes aware. In addition to complying with the provisions of Section 4(c)(i) and 4(c)(ii), the Executive shall exercise his best efforts to assist the Company, to the extent the Company deems reasonably necessary, in the procurement of any protection of the Company's rights to or in any of the Trade Secrets or Confidential Information.



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                           (iv) Immediately upon termination of the Executive's
         employment with the Company, or at any point prior to or after that time upon the specific request of the Company, the Executive shall return to the Company all written or descriptive materials of any kind in the Executive's possession or to which the Executive has access that constitute or contain any Confidential Information or Trade secrets, and the confidentiality obligations of this Agreement shall continue until their expiration under the terms of this Agreement.

                  (d) NON-COMPETITION. The Executive agrees that during the term
                      ----------------
of his employment, he will not, either directly or indirectly, alone or in conjunction with any other party, (i) accept or enter into a Competitive Position with a Competitor of the Company, or (ii) take any action in furtherance of or in conjunction with a Competitive Position with a Competitor of the Company. The Executive agrees that for two (2) years after any termination of his employment with the Company, he will not, in the "Restricted Territory" (as defined in the next sentence), either directly or indirectly, alone or in conjunction with any other party, (A) accept or enter into a Competitive Position with a Competitor of the Company, or (B) take any action in furtherance of or in conjunction with a Competitive Position with a Competitor of the Company. For purposes of this Section 4, "Restricted Territory' shall refer to all geographical areas comprised within the fifty United States of America. The Executive and the Company each acknowledge that the scope of the Restricted Territory is reasonable because (1) the Company is conducting substantial business in all fifty states (as well as several foreign countries),
(2) the Executive occupies one of the top executive positions with the Company, and (3) the Executive will be carrying out his employment responsibilities in all locations where the Company is doing business.

                  (e) NON-SOLICITATION OF CUSTOMERS. The Executive agrees that
                      ------------------------------
during the term of his employment, he will not, either directly or indirectly, along or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of the Company for or on behalf of any Competitor of the Company. The Executive agrees that for two (2) years after any termination of his



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employment with the Company, he will not, in the Restricted Territory, either directly or indirectly, alone or in conjunction with any other party, for or on behalf of a Competitor of the Company, solicit, divert or appropriate or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of the Company with whom he had substantial contact during a period of time of up to, but no longer than, eighteen (18) months prior to any termination of his employment with the Company.

                  (f) NON-SOLICITATION OF COMPANY PERSONNEL. The Executive
                      --------------------------------------
agrees that, except to the extent that he is required to do so in connection with his express employment responsibilities on behalf of the Company, during the term of his employment he will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company. The Executive agrees that for two (2) years after any termination of his employment with the Company, and in the Restricted Territory, he will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any "material" or "key" (as those terms are defined in the next sentence) employee, consultant, contractor or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company. For purposes of the preceding sentence, "material" or "key" employees, consultants, contractors or other personnel of the Company are those who have access to the Company's trade Secrets and Confidential Information and whose position or affiliation with the Company is significant.

                  (g) REMEDIES. Executive agrees that damages at law for the
                      --------
Executive's violation of any of the covenants in this Section 4 would not be an adequate or proper remedy and that should the Executive violate or threaten to violate any of the provisions of such covenants, the Company or its successors or assigns shall be entitled to obtain a temporary or permanent injunction against Executive in any court having jurisdiction prohibiting any further



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violation of any such covenants, in addition to any award or damages, compensatory, exemplary or otherwise, for such violation, if any.

                  (h) PARTIAL ENFORCEMENT. The Company has attempted to limit the rights of the Executive to compete only to the extent necessary to protect the Company from unfair competition. The Company, however, agrees that, if the scope of enforceability of these restrictive covenants is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at the time.

          5.      SEVERANCE.

                  (a) CHANGE IN CONTROL. In order to induce the Executive to remain in the employ of the Company, the Executive is provided the severance benefits set forth in this Section 5, in the event the Executive's employment with the Company is terminated subsequent to a change in control under the circumstances described below. In exchange for the severance benefits the Executive agrees that in the event of a Change in Control (as defined in Subsection (f) below), the Executive will not voluntarily terminate his employment with the Company until thirty (30) days after the Change in Control.

                   (b) SEVERANCE BENEFITS. No benefits shall be payable under this Section 5 unless there shall have been a Change in Control. In the event a Change in Control occurs, the Executive is entitled to the following benefits upon any subsequent termination of the Executive's employment within two (2) years from the date of such Change in Control, unless such termination is (a) because of the death or Incapacity (as defined in Section 6(b) below) of the Executive, (b) by the Company for Cause (as defined in Subsection (f) below),
(c) by the Executive other than for Good Reason (as defined in Subsection (f) below) or (d) upon the Executive's voluntary retirement.

                           (i) The Company shall pay the Executive within thirty
         (30) days of the date of termination (subject to Subsection (ii) below) an amount in cash equal to three



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         times the Executive's Annual Base Compensation (as defined in
         Subsection (f) below; provided that in no event shall the amount payable pursuant to this Section 5, when added to any other payments which are deemed to be "parachute payments" as defined in Section 280G of the Internal Revenue Code, as amended (and as hereafter amended) (the "Code"), equal or exceed three (3) times the Executive's "base amount" as determined pursuant to Section 280G of the Code for purposes of any excise tax under Section 4999 of the Code. The foregoing shall be calculated and determined by Arthur Andersen & Co. or such other nationally recognized independent accounting firm as may be mutually acceptable to the Company and the Executive hereafter. In all events and notwithstanding anything herein to the contrary, any amounts payable under this Section 5, when taken together with the present value of all other payments in the nature of compensation to the Executive which are contingent on a Change in Control, shall be reduced by the smallest amount necessary to reduce the aggregate amount of all such payments to an amount equal to three (3) times such base amount less One Dollar ($1.00).

                           (ii) The Executive may elect by written notice given to the Company prior to a Change in Control to receive all or any portion of the payments to which the Executive is entitled to receive as described above in one or more installment payments at such time or times as the Executive shall specify in the written notice, together with interest thereon calculated at a rate of interest equal to the prime rate of Chemical Bank-NYC as in effect from time to time from the date of termination.

                           (iii) The Company shall continue to cover the Executive under, or provide the Executive with insurance coverage no less favorable than, the life, disability and health benefit plans which are provided to the Company's then-current, similarly situated Executives for a period equal to the lesser of (X) three (3) years following the date of termination, or (Y) until the Executive is provided benefits by another employer substantially comparable to the benefits provided by the Company.

                           (iv) In the event of the Executive's death subsequent to termination, all



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         payments or benefits to which the Executive is entitled under this
         Section 5 shall be paid to the Executive's designated beneficiary or beneficiaries or, if none are designated, to the Executive's estate.

                           (v) All payments and benefits to which the Executive is entitled under this Section 5 shall be made and provided without offset, deduction or mitigation on account of income the Executive may receive from other employment or otherwise.

                           (vi) All payments and benefits due or required to be made or provided in the future to the Executive under this Section 5 shall become immediately due and payable without further notice or demand, upon the occurrence of any Event of Acceleration.

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement satisfactory to the Executive, to expressly assume and agree to perform the terms of this Section 5 in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The provisions of this Section 5 shall continue to apply to each subsequent successor.

                  (c) The Company shall pay all of the costs and expenses, including all attorneys' fees and disbursements, at least monthly, in connection with any disputes, legal proceedings, arbitrations or other conflicts, whether or not instituted by the Company or the Executive relating to the interpretation or enforcement of any provision of this Section.

                  (d) EFFECT. This Section 5 is not intended and shall not be deemed to guarantee the Executive of any term of employment with the Company but only to designate the severance benefits the Executive is entitled to under the circumstances set forth in this Section 5. Moreover, this Section 5 is not intended to and shall not effect, limit or terminate any other agreement or arrangement between the Executive and the Company presently in effect or entered into hereafter.



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                  (e) EXCLUSIVE REMEDY. The Executive and the Company
acknowledge and agree that in the event the Executive receives compensation under this Section 5, the Company shall be relieved of any and all other obligations under this Agreement except for full compliance with the terms of this Section 5. By way of illustration and not limitation, if the Executive's employment is terminated in connection with a Change in Control, the Company would pay the Executive severance benefits pursuant to the terms of this Section 5 and would not be obligated to the Executive for continuation of the Executive's employment pursuant to Section 2 or payment under Section 6(e) below.

                  (f) DEFINITIONS. As used in this Section 5, the following capitalized terms have the meaning indicated below:

                           (i) "ANNUAL BASE COMPENSATION" shall mean the Executive's annualized includable compensation for the base period as defined, discussed and illustrated in Section 280G of the Code and the duly promulgated Treasury Regulations thereunder.

                           (ii) "CAUSE" shall be defined as set forth in Section 6(c) below.

                           (iii) "CHANGE IN CONTROL" shall mean changes in the ownership of corporation, changes in the effective control of a corporation and changes in ownership of a substantial portion of a corporation's assets all as defined, discussed and illustrated in
         Section 280G of the Code and the duly promulgated Treasury Regulations thereunder and specifically Q-27, Q-28 and Q-29 respectively of proposed Treasury Regulation Section 1.280G-1. Without limiting the foregoing and by way of example:

                                 (A) A change in the ownership of a corporation
                  occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person



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                  or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

                                 (B) A change in the effective control of a
                  corporation is presumed (which presumption may be rebutted) to occur on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twenty four
                  (24)-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election of such new directors.

                                 (C) A change in the ownership of a substantial
                  portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets



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                  are transferred to: a shareholder of the corporation
                  (immediately before the asset transfer) in exchange for or with respect to its stock; an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the corporation; a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the corporation; or an entity, at least fifty percent (50%) of the total value or voting power is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value of voting power of all of the outstanding stock of the corporation.

                           (iv) "EVENT OF ACCELERATION" SHALL MEAN:
                                -----------------------

                                 (A) The failure of the Company to make any
                  payment or provide any benefit to which the Executive is entitled under this Agreement when due or as accelerated, which failure continues thirty (30) days after the due date thereof; or

                                 (B) The failure by the Company to obtain the
                  assumption of the agreement to perform this Agreement by any successor as contemplated herein; or

                                 (C) A decrease by more than forty percent(40%)
                  within any two (2) year period of the book value of the net assets of the Company and its subsidiaries, taken as a whole; or

                                 (D) The filing of a petition by or against the
                  Company for adjudication as a bankrupt under the Federal Bankruptcy Act, or for reorganization, or the filing of any petitions for similar relief; the commencement of any action or proceeding for the appointment of



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                  a receiver or a trustee of all or substantially all of the property of the Company; the taking or possession of any property of the Company by any governmental or judicial officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization, or liquidation of the Company; the dissolution or commencement of any action or proceeding, whether voluntary or involuntary, for the dissolution or liquidation of the Company; or the making by the Company of an assignment for the benefit of creditors; provided that the Company shall have ninety (90) days within which to affect the dismissal of any involuntary proceedings of a type referred to above that is commenced against it.

                           (v) "GOOD REASON" shall mean, without the written consent of the Executive:

                                 (A) A reduction in the Executive's base salary
                  or a reduction in the Executive's benefits received from the Company other than in connection with an across the board reduction in salaries and/or benefits for similarly situated employees of the Company or pursuant to the Company's standard retirement policy; or

                                 (B) The relocation of the Executive's full time
                  office to a location greater than fifty (50) miles from the Company's current corporate office; or

                                 (C) A reduction in the Executive's corporate
                  title or duties; or

                                 (D) A material breach by the Company of this
                  Agreement.

                           (vi) "NORMAL RETIREMENT DATE" shall mean the first day of the month



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         coincident with or next following the Executive's sixty-fifth (65th)
         birthday.

         6.       TERMINATION.
                  ------------

                  (a) DEATH. The Executive's employment hereunder shall
                      ------
terminate upon the death of the Executive, provided, however, that for purposes of the payment of compensation and benefits to the Executive under this Agreement the death of the Executive shall be deemed to have occurred ninety
(90) days from the last day of the month in which the death of the Executive shall have occurred.

                  (b) INCAPACITY. The Company may terminate the Executive's
                      -----------
employment hereunder at the end of any calendar month by giving written Notice of Termination to the Executive in the event of the Executive's incapacity due to physical or mental illness which prevents the proper performance of the duties of the Executive set forth herein or established pursuant hereto for a substantial portion of any six (6) month period of the Executive's term of employment hereunder. Any question as to the existence, extent or potentiality of illness or incapacity of Executive upon which Company and Executive cannot agree shall be determined by a qualified independent physician selected by the Company and approved by Executive (or, if Executive is unable to give such approval, by any adult member of the immediate family or the duty appointed guardian of the Executive). The determination of such physician certified in writing to the Company and to Executive shall be final and conclusive for all purposes of this Agreement.

                  (c) CAUSE. The Company may terminate the Executive's
                      ------
employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purposes of this Agreement the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) habitual drunkenness or willful failure materially to perform and discharge the duties and responsibilities of the Executive hereunder or any breach of the Executive of the provisions of Section 4 hereof, or (ii) misconduct that is materially injurious to the Company or (iii) conviction of a felony involving the personal dishonesty of the Executive or moral turpitude.



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                   (d) NOTICE OF TERMINATION. Any termination by the Company
                       ----------------------
pursuant to the Subsections (b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. A date of termination specified in Notice of Termination shall not be dated earlier than ninety (90) days from the date such Notice is delivered or mailed to the Executive.

                   (e) OBLIGATION TO PAY. Except upon voluntary termination by
                       ------------------
the Executive or termination of the Executive's employment in connection with a Change in Control (in which case Section 5 shall govern) and subject to Section 7 below, the Company shall pay the compensation specified in this Agreement to the Executive for the remainder of the term set forth in Section 1(b) or for the period specified in this Subsection 6 (e), whichever period is the lesser. The Company also will continue insurance benefits during the remainder of the term set forth in Section 1(b). If the Executive's employment shall be terminated by reason of death, the estate of the Executive shall be paid all sums otherwise payable to the Executive through the end of the third month after the month in which the death of the Executive occurred and all bonus or other incentive benefits accrued or accruable to the Executive through the end of the month in which the death of the Executive occurred and the Company shall have no further obligations to the Executive under this Agreement. If the Executive's employment is terminated by reason of incapacity, the Executive or the person charged with legal responsibility for the Executive's estate shall be paid all sums otherwise payable to the Executive, including the bonus and other benefits accrued or accruable to the Executive, through the date of termination specified in the Notice of Termination, and the Company shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his Base Salary through the date of termination specified in the Notice of Termination and the Company shall have no further obligations to the Executive under this Agreement.

         7.       EFFECT OF RE-EMPLOYMENT/OTHER COMPENSATION.
                  -------------------------------------------

                  (a) If at any time after the termination of the Executive's employment, the Company is continuing to pay benefits to the Executive pursuant to Section 6(e) above, and the Executive enters into new employment with a party other than the Company ("Re-Employment"), the Executive shall immediately notify the Company in writing of the Executive's monthly compensation to be received from such Re-Employment and any insurance coverage provided pursuant thereto, and the following provisions shall apply:

                  (i) If the Executive's monthly compensation from Re-Employment is equal to or in excess of the compensation being paid by the Company, the Company shall promptly pay the Executive, in full satisfaction of all obligations to compensate the Executive under Section 6(e), an amount equal to fifty percent (50%) of Company's remaining compensation obligation. Notwithstanding anything herein to the contrary and except for the obligations in Subsection (b) below, upon payment by the Company of the amounts set forth in this Section 7(a)(i), the Company shall cease to have any obligation under
Section 6(e) of this Agreement.

                  (ii) If the Executive's monthly compensation from Re-Employment is less than the compensation being paid by the Company, compensation payable to the Executive shall automatically be reduced by the amount of the Executive's monthly compensation from Re-Employment; provided, however, that at the end of the Company's obligations to pay under Section 6(e) it shall pay the Executive an amount equal to 100 percent (100%) of the remainder of: (A) total compensation obligations of the Company under Section 6(e) less (b) the actual compensation paid the Executive during the
     ----
post-termination period. Notwithstanding anything herein to the contrary and except for the obligations in Subsection (b) below, upon payment of the final payment the Company shall cease to have any obligations under this Agreement. The Executive shall immediately notify the Company of any change in the level of compensation received from Re-Employment and, if such compensation increases to a level equal to or in excess of the compensation being paid by the Company, the provisions of Section 7 (a)(i) shall then apply.

                  (b) Provided COBRA requirements have been met, the Company's obligation to provide insurance coverage to the Executive under Section 3(c) or
Section 5(b)(iii) hereof shall terminate as to any specific coverage if and when comparable coverage is made available to the Executive in connection with Re-Employment.

         8.       NOTICES. For the purpose of this Agreement, notices and all
                  --------
other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by certified first-class mail, postage prepaid, addressed:

              in the case of the Company to:

                       AGCO Corporation
                       5295 Triangle Parkway
                       Norcross, Georgia 30092
                       Attention: Robert J. Ratliff

              in the case of the Executive to:

                       Edward R. Swingle
                       610 Montauk Way
                       Alpharetta, Georgia 30202

or to such other address as either party shall designate by giving written notice of such change to the other party.

         9.       ARBITRATION.  Any claim, controversy, or dispute arising
                  ------------
between the parties with respect to this Agreement, to the maximum extent allowed by applicable law, shall be submitted to and resolved by binding arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and (except as otherwise specified herein) the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration is commenced. The venue for the arbitration shall be the Atlanta, Georgia offices of the

American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by delivery in person or by certified mail of a Notice of Arbitrable Controversy. Upon receipt of such a Notice, the parties shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such Notice. Notice to the Company and the Executive shall be sent to the addresses specified in Section 8 above. If the dispute cannot be resolved within the fifteen (15) day period, either party may file a written Demand for Arbitration with the American Arbitration Association's Atlanta, Georgia Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted before a panel of three (3) arbitrators. The arbitrators shall be selected as follows (a) The party filing the Demand for Arbitration shall simultaneously specify his or its arbitrator, giving the name, address and telephone number of said arbitrator; (b) The party receiving such notice shall notify the party demanding the arbitration of his or its arbitrator, giving the name, address and telephone number of the arbitrator within five (5) days of the receipt of such Demand for Arbitration; (c) A neutral person shall be selected through the American Arbitration Association's arbitrator selection procedures to serve as the third arbitrator. The arbitrator designated by any party need not be neutral. In the event that any person fails or refuses timely to name his arbitrator within the time specified in this Section 9, the American Arbitration Association shall (immediately upon notice from the other party) appoint an arbitrator. The arbitrators thus constituted shall promptly meet, select a chairperson, fix the time, date(s) and place of the hearing, and notify the parties. To the extent practical, the arbitrators shall schedule the hearing to commence within sixty (60) days after the arbitrators have been impaneled. A majority of the panel shall render an award within ten (10) days of the completion of the hearing, which award may include an award of interest, legal fees and costs of arbitration. The panel of arbitrators shall promptly transmit an executed copy of the award to the respective parties. The award of the arbitrators shall be final binding and conclusive upon the parties hereto. Each party shall have the right to have the award enforced by any court of competent jurisdiction.



     Executive initials: /s/ ERS             Company initials: /s/ RJR
                        --------                               -------

     10. NO WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board and agreed to in a writing signed by the Executive and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions of this Agreement at the same or at any prior or subsequent time.

     11. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Executive's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. Neither this Agreement or any rights or obligations of the Executive herein shall be transferable or assignable by the Executive.

     12. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The parties intend for each of the covenants contained in Section 4 to be severable from one another.

     13. SURVIVAL. The provisions of Section 4 hereof shall survive the termination of Executive's employment and shall be binding upon the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees and the provisions of Sections 5 and 6 hereof relating to payments and termination of the Executive's employment hereunder shall survive such termination and shall be binding upon the Company.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. ENTIRE AGREEMENT. This Agreement constitutes the full agreement and understanding of the parties hereto with respect to the subject matter hereof and all prior or contemporaneous agreements or understandings are merged herein. The parties to this Agreement each acknowledge that both of them and their respective agents and advisors were active in the negotiation and drafting of the term of this Agreement.

     16.     GOVERNING LAW.  The validity, construction and enforcement of
             -------------
this Agreement, and the determination of the rights and duties of the parties hereto, shall be governed by the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.



                           AGCO CORPORATION





                           By: /s/  R.J. Ratliff
                              -------------------------------
                           Name: R.J. Ratliff
                                -----------------------------
                           Title: Chairman
                                 ----------------------------

                           EXECUTIVE


                             /s/ Edward R. Swingle
                           ----------------------------------

                AMENDMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT
                -----------------------------------------------


     This Agreement is to amend the Employment and Severance Agreement (the "Agreement") between AGCO Corporation, a Delaware corporation, (the "Company") and Edward R. Swingle, (the "Executive"), dated September 5, 1993.

     Section 5 of the Agreement is amended to add Section 5 (g) as follows:

     (g)     LONG TERM INCENTIVE AND OTHER STOCK PLANS. In the event of a
             -----------------------------------------
     Change In Control (as defined in Subsection (f) above), the Company will require any successor to fulfill the terms and conditions of the Long Term Incentive Plans and any Stock Option Plans previously provided to the Executive in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. However, effective with the Change in Control, the Executive will be immediately vested for all shares earned under the Long Term Incentive Plans and for those shares awarded under any Stock Option Plan.



AGCO Corporation                             Executive



By:  /s/ Allen W. Ritchie                      /s/  E. R. Swingle
   ----------------------                    ------------------------

Title:  President
     --------------------                       Edward R. Swingle

                AMENDMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT


This Agreement is to amend the Employment and Severance Agreement (the "Agreement" between AGCO Corporation, a Delaware corporation (the "Company") and Edward R. Swingle, (the "Executive"), dated September 5, 1993.

Section 1.b of the Agreement is amended to read as follows:

     The employment term shall commence on September 5, 1993 and shall be for a term of three (3) years. Each year, at the end of the first year of service and on the anniversary date of the end of the first year of service under the Agreement, the Agreement shall be automatically extended for an additional year, unless the Company notifies the Executive prior to the anniversary date, in writing, that it desires to terminate the Agreement or unless otherwise terminated earlier in accordance with Section 6 or any other provision of the Agreement. The Company may terminate the Agreement in this manner without cause. If the Executive is notified of the termination of the Agreement, the Executive will continue similar service to the Company as directed, and the Company shall pay the Executive his Base Salary (as defined in Section 3(a) of the Agreement) then in effect and will continue the Executive's group health and life insurance for the balance of the two (2) year period remaining on the Agreement. If the Executive fails to perform similar duties as directed by the Company or voluntarily terminates the availability of services to accept other employment, the Company may cease payment of the Base Salary and insurance coverage upon thirty (30) days written notice. In the event of notice of termination without cause, the Company will reasonably cooperate with the Executive and not be unreasonable in providing the use of facilities or free time for outplacement.

                                  AGCO CORPORATION

                                  By: /s/ R. J. Ratliff
                                  ----------------------------------
                                  Name: R. J. Ratliff
                                  ----------------------------------
                                  Title: Chairman & CEO
                                  ----------------------------------

                                  EXECUTIVE


                                  /s/ E. R. Swingle
                                  ----------------------------------